EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made and entered into this March 20, 2018 (“Effective Date” herein), by and between Shilong Film Investment, Inc., a Corporation formed under the laws of the State of California, USA (“Consultant” herein) and Aladdin International, Inc., a Corporation formed under the laws of Nevada (“Client” herein). Consultant and Client shall, at times, be referred to collectively as the “Parties”.

WHEREAS, Consultant is in the business of providing consultation and management services in certain areas of strategic growth and corporate operations, AND;

WHEREAS, Client desires to engage Consultant to provide consultation and management services in certain areas of strategic growth and corporate operations with respect to the business activities of Client, AND;

WHEREAS, Client and Consultant desire that the terms and conditions of such engagement, by and between the parties, be set forth in writing

NOW THEREFORE, in consideration of the mutual covenants, agreements, and terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

I.

DUTIES AND OBLIGATIONS OF CONSULTANT

a.

Consultant shall provide strategic growth and corporate operations advisory services to Client.

b.

Consultant shall assist the Client identify industry-leading management personnel and members of the Board of the Director.

c.

Consultant shall provide introductions to the Client necessary intelligence for Client’s business development purpose.

d.

Consultant shall assist the Client with Client’s marketing efforts and promote its overall corporate image.

e.

Consultant shall introduce high net worth individuals and investment entities, investors to assist Client with its financing needs.

II.

DUTIES AND OBLIGATIONS OF CLIENT

a.

Client agrees to promptly and timely provide any and all documentation requested by Consultant to perform the obligations as set forth herein

b.

Client agrees to cause its officers, directors and/or employees to attend all meetings, given reasonable and sufficient prior notice of time, place, and agenda, which may be scheduled by Consultant for the purpose of furthering the business of Client and carrying out Consultant’s duties as defined herein.

c.

Client agrees to promptly and timely transfer and convey any and all compensation to Consultant as provided herein.

III.

TERM:

a.

Consultant shall provide services hereunder for a period of one year from the Effective Date (the “Term”).

b.

Termination: In the event of Client’s Termination of this Agreement, Client shall not be entitled to any refund of prepaid fees, and shall immediately pay to Consultant any and all Consulting Fees and Unpaid Expenses due and payable hereunder through the Term.

IV.

TERMINATION WITHOUT CAUSE: In the event Client unilaterally terminates Agreement prior to maturity, Client shall not be entitled to any refund of prepaid fees, and shall immediately pay to Consultant all Consulting Fee due and payable hereunder.

V.

FEES AND EXPENSE REIMBURSEMENT

a.

Client shall issue to the Consultant or its assignee(s), upon execution of this Agreement, warrant to purchase THREE MILLION (3,000,000) shares of Client’s common stock pursuant to the terms of the warrant agreement attached hereto as Exhibit A (the “Warrant“)

VI.

CONFIDENTIAL INFORMATION

a.

Consultant shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him or her during the course of or as an incident to his or her performance of services hereunder, relating to the Client or any of its subsidiaries or affiliates, the officers of the Client or its subsidiaries or affiliates, any client of the Client or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information as well as information developed by Consultant in the course of his or her services for the Client or for the benefit of the Client.

b.

All information and documents relating to the Client, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Client, and Consultant shall use his best efforts to prevent any publication or disclosure thereof, without the consent of the Client. Upon termination of Consultant's engagement with the Client, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Consultant's possession or control shall be returned and left with the Client.

c.

Any inventions, discoveries, concepts or ideas, or expressions thereof, whether or not subject to patents, copyrights, trademarks or service mark protections, and whether or not reduced to practice, conceived or developed by Consultant while retained by the Client which relate to or result from the actual or anticipated business, work, research or investigation of the Client or any business transactions entered into by Consultant or his affiliates, including joint ventures, partnerships, plans, strategies, contracts and arrangements related to any of the foregoing shall be the sole and exclusive property of the Client. Consultant will do all things reasonably requested by the Client to assign to and vest in the Client the entire right, title and interest to any such inventions, discoveries, concepts, ideas or expressions thereof.

VII.

INDEMNIFICATION:

a.

Notwithstanding any other term of this Agreement, Client agrees to indemnify and hold harmless Consultant, its officers and directors , and each person, if any, who controls Consultant within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any agents or employees of Consultant (the “Indemnitees”), from and against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of this Agreement (including, but not limited to, actions in the form of tort, warranty, or strict liability), unless such claims arise from the sole gross negligence or sole willful misconduct of Consultant in connection with Consultant’s work hereunder.

b.

Notwithstanding any other term of this Agreement, Consultant agrees to indemnify and hold harmless the Client, its officers and directors , and each person, if any, who controls Consultant within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any agents or employees of the Consultant, from and against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of the sole gross negligence or sole willful misconduct of the Consultant in connection with Consultant’s work hereunder.

c.

Notwithstanding any provision to the contrary, nothing in this Agreement limits or excludes either party’s liability to the extent it relates to: death or personal injury caused by its negligence; fraud; fraudulent misrepresentation; or any other liability which may not be  lawfully limited or excluded.

d.

Neither party shall be liable for consequential, special, incidental or indirect losses including, without limitation, (i) loss of profits, revenue or goodwill;

(ii) loss of business or (iii) loss of anticipated savings.

e.

Each party agrees to use all reasonable endeavors to mitigate any losses which it may suffer under or in connection with this Agreement (including in relation to any losses covered by an indemnity) and any amounts it seeks from the other party in respect of any such liability.

VIII.

AMENDMENT AND MODIFICATION: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made

IX.

DISPUTE RESOLUTION

a.

In the event that Consultant shall be found in default with respect to any obligation hereunder, then Client shall, after service of written notice of such default to Consultant, and after a period of Twenty (20) days within which Consultant shall have the duty to cure such default, and Consultant fails to cure the default, Client shall have the right to seek remedy as provided herein.

b.

In the event of a dispute, the parties agree to first resolve such matters through mediation. If the mediator cannot be agreed upon, each party will appoint one mediator and a third will be selected by the other two who will mediate the issue(s). If the dispute is not settled after the mediation attempt, then the parties may bring suit

c.

In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

X.

SEVERABILITY: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

XI.

ENTIRE AGREEMENT: This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement. The failure  by either party to insist on strict performance of any term or condition contained in this Agreement shall not be construed by the other party as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

XII.

GOVERNING LAW: This Agreement shall be governed by the laws of the State of New York, and the venue for the resolution of any dispute arising thereof shall be in State and Federal courts within New York County.

XIII.

ATTORNEY’S FEES: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

XIV.

FORCE MAJEURE: Neither party shall be liable for the failure to perform its obligations under this Agreement due to events beyond such party's reasonable control including, but not limited to, strikes, riots, wars, fire, acts of God or acts in compliance with any applicable law, regulation or order (whether valid or invalid) of any court or governmental body.

XV.

BINDING EFFECT: This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.  Neither party shall assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of the other party

XVI.

COUNTERPARTS: This document may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have set forth their hands in agreement on this the day and date first above written.

Consultant		Client

By:	/s/ Miaoxin Yu	By:	/s/ Qinghua Chen
Name:	Miaoxin Yu		Qinghua Chen
Title:	President		CEO, Aladdin International Inc.
Shilong Film Investment Inc.

Exhibit A

Common Stock Purchase Warrant